UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

July 15, 2013

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Online Yearbook

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(Exact Name of Registrant as Specified in Its Charter)

NEVADA

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(State or Other Jurisdiction of Incorporation)

333-185046 46-0750094

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(Commission File Number) (IRS Employer Identification No.)

701 N. Green Valley Pkwy #200, Henderson, NV	89015

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(Address of Principal Executive Offices) (Zip Code)

(702)897-9997

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(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 15, 2013 the registrant entered into an agreement with YearBookAlive to purchase a ready to use Online Yearbook Creator- from Seller for the amount of Twenty Five Thousand Dollars ($25,000). Payment in full was made on July 15, 2013.

This purchase includes all software, data, documentation, written materials, files and information required to use, operate and maintain the Online Yearbook Creator purchased hereunder. All codes and materials as described herein shall be delivered upon completion of the payment hereunder.

Online Yearbook’ designee will get 2 weeks of training with the software and any related required training.

All revenue generated from the use of the property and software purchased hereunder are the sole property of Purchaser until August 30, 2014 after which Seller is entitled to Twenty percent (20%) of gross revenue of any sale generated from the use of the property and software up to and until August 30, 2024.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a) Not Applicable.

b) Not Applicable.

c) Exhibits

No. Exhibits

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99.1 Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2013

By: /s/ El Maraana

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Name: El Maraana

Title: President

EXHIBIT INDEX

Exhibit No. Description of Exhibit

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99.1 Purchase Agreement